EXHIBIT 10.61

FIRST AMENDMENT

TO FINANCING AGREEMENT

FIRST AMENDMENT, dated as of June 4, 2003 (this “Amendment”), to the Financing Agreement, dated as of November 21, 2002 (as amended, restated or otherwise modified from time to time, the “Financing Agreement”), by and among Columbus McKinnon Corporation (the “Borrower”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto (each a “Guarantor” and collectively, the “Guarantors”), the financial institutions from time to time party thereto (collectively, the ”Lenders”), and Regiment Capital III, L.P., as agent for the Lenders (the ”Agent”).

WHEREAS, the Borrower, the Guarantors, the Agent and the Lenders wish to amend certain terms and conditions of the Financing Agreement as hereafter set forth;

NOW, THEREFORE, the Borrower, the Guarantors, the Agent and the Lenders hereby agree as follows:

1. Capitalized Terms. All terms which are defined in the Financing Agreement and not otherwise defined herein are used herein as defined therein.

2. Definitions. Section 1.01 of the Financing Agreement is hereby amended as follows:

(a) The definition of the term “Applicable PIK Rate” is hereby inserted, in appropriate alphabetical order, to read as follows:

“‘Applicable PIK Rate’ means, as of any date of determination, a percentage equal to (a) during the period of time from and after the Effective Date up to May 1, 2003, 1.25% and (b) thereafter, 3.00%; provided, that if at any time during the period from May 1, 2003 to December 31, 2003, the Borrower shall have made payments in respect of the outstanding principal amount of the Working Capital Term Loan or the Term Loan (or any combination thereof) in an aggregate amount set forth below, the Applicable PIK Rate otherwise applicable pursuant to clause (b) above shall thereafter be reduced by the number of percentage points opposite such amount:

Aggregate Payments	Percentage Point Reduction
In excess of $15,000,000 but less than or equal to $30,000,000	0.875 percentage points

In excess of $30,000,000	An additional 0.875 percentage points”

(b) The definition of the term “Extraordinary Receipts” is hereby amended by (i) deleting the “and” at the end of clause (vi) therein and substituting in lieu thereof

“,” and (ii) inserting immediately following clause (vii) therein the phrase “and (viii) proceeds from notes payable to the Borrower or such Subsidiary”.

(c) The definition of the term “Fixed Charge Coverage Ratio” is hereby amended by inserting immediately following the words “in cash” in clause (a)(iii) therein the phrase “(but in no event less than zero in the aggregate)”.

3. Interest. Section 2.04(a)(i) of the Financing Agreement is hereby amended by deleting each reference to “1.25%” therein and substituting in lieu thereof “the Applicable PIK Rate”.

4. Prepayment of the Term Loan; Mandatory Prepayments. Section 2.05(c)(v) of the Financing Agreement is hereby amended by deleting from the first parenthetical therein the phrase “cash in the Prepayment Escrow Account (as defined in the Working Capital Loan Agreement) and”.

5. Prepayment of the Term Loan; Application of Payments. Section 2.05(d) of the Financing Agreement is hereby amended in its entirety to read as follows:

“(d) Application of Payments. Each prepayment pursuant to subsections (c)(i), (c)(ii), (c)(iii), (c)(iv) and (c)(v) above shall be applied as follows:

(i) first, to the Working Capital Term Loan until paid in full,

(ii) second, to the Working Capital Revolving Loans until paid in full (which may include provision of cash collateral in respect of Working Capital LC Exposure), together with (A) a corresponding permanent reduction in the Revolving Credit Commitments (as defined in the Working Capital Loan Agreement as in effect on the date hereof) and (B) a corresponding permanent reserve against the Working Capital Borrowing Base, and

(iii) third, to the Term Loan until paid in full.

Each such prepayment of the Working Capital Term Loan made pursuant to this subsection 2.05(d) shall be applied against the remaining installments of principal of the Working Capital Term Loan in the inverse order of maturity.”

6. Additional Covenants. Section 7.01 of the Financing Agreement is hereby amended to add the following new covenants:

“(u) Consultant. On or before July 1, 2003, the Borrower and the Guarantors shall retain, and, except as set forth below, shall continue at all times thereafter the retention of, a consultant acceptable to the Agent and the Lenders (a ”Consultant”), to assist the Borrower and the Guarantors with respect to, among other things, cost savings measures and budgeting procedures. The scope of such retention, the duties of the Consultant and all other terms of such retention shall be set forth in a written agreement, which shall be in form and substance acceptable to the Agent and the Lenders. The Borrower and the Guarantors shall provide the Consultant with all assistance and cooperation necessary to fully perform its duties under such retention agreement, and the Borrower and the Guarantors shall make the Consultant available to the Agent and the Lenders to discuss the Consultant’s findings and recommendations upon the Agent’s reasonable request. Notwithstanding the foregoing, the Borrower may terminate the retention of the Consultant if the Borrower has either (i) received the written consent of the Agent and the Lenders to the termination of the Consultant’s retention or (ii) maintained EBITDA of not less than $43,000,000 for each 12 consecutive month period ending during the immediately preceding six consecutive months.

(v) Financial Reporting for Fiscal Year Ended March 31, 2003. The Borrower shall deliver to the Agent and the Lenders financial statements for the fiscal year ended March 31, 2003 which are substantially similar to the financial statements attached to Form 8-K filed with the U.S. Securities and Exchange Commission on May 20, 2003.”

7. Financial Covenants. Section 7.02(j) of the Financing Agreement is hereby amended as follows:

(a) Section 7.02(j)(vi)(B) of the Financing Agreement is hereby amended in its entirety to read as follows:

“(B) The Borrower shall not permit EBITDA for any Reference Period ending on the date set forth in the table below to be less than the amounts set forth opposite such date in such table:

Period	Minimum Amount
April 30, 2003 through March 31, 2004	$39,000,000

(b) The following new clause (vii) is hereby added to Section 7.02(j) of the Financing Agreement:

“(vii) Excess Availability. The Borrower shall not permit Working Capital Availability to be less than $12,500,000 at any time (other than as a result of any required payment or required prepayment in respect of the outstanding principal amount of the Working Capital Term Loan or the Term Loan (or any combination thereof)).”

8. Consent. The Agent and the Lenders hereby consent to the amendment to the Working Capital Loan Agreement attached hereto as Annex I.

9. Conditions. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Amendment Effective Date”):

(a) Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Section 6.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Agent and the Lenders pursuant hereto or thereto on or prior to the Amendment Effective Date shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Delivery of Documents. The Agent shall have received on or before the Amendment Effective Date, counterparts of this Amendment, duly executed by the Borrower, the Guarantors and the Lenders.

(c) Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental hereto, shall be satisfactory to the Agent and its counsel.

(d) Fee. The Borrower shall have paid to the Agent for the account of the Lenders in accordance with their Pro Rata Shares (or the Agent may charge the Loan Account pursuant to Section 4.02) a fee of $880,575, which fee shall be earned in full on the date of this Amendment.

(e) Term Loan Payments. The Borrower shall have applied all amounts subject to the Availability Block (as defined in the Working Capital Loan Agreement), but in any event an amount of not less than $6,400,000, 50% to the outstanding principal amount of the Working Capital Term Loan and 50% to the outstanding principal amount of the Term Loan.

10. Representations and Warranties. The Borrower and each Guarantor represents and warrants as follows:

(a) The Borrower and each Guarantor (i) is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its organization and (ii) has all requisite power, authority and legal right to execute, deliver and perform this Amendment, and to perform the Financing Agreement, as amended hereby.

(b) The execution, delivery and performance by the Borrower and each Guarantor of this Amendment and the performance by the Borrower and each Guarantor of the Financing Agreement, as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not violate or create a default under any such Person’s organizational documents or any applicable law or any contractual restriction binding or otherwise affecting any such Person or any of such Person’s properties, and (iii) except as provided in the Loan Documents, do not and will not result in or require the creation of any Lien upon or with respect to any of such Person’s property.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with (i) the due execution, delivery and performance by the Borrower or any Guarantor of this

Amendment or (ii) the performance by the Borrower or any Guarantor of the Financing Agreement, as amended hereby.

(d) Each of this Amendment and the Financing Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against each such Person in accordance with the terms thereof.

(e) The representations and warranties contained in Article VI of the Financing Agreement are true and correct on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date, and no Default or Event of Default has occurred and is continuing on and as of the Amendment Effective Date or will result from this Amendment becoming effective in accordance with its terms.

11. Continued Effectiveness of the Financing Agreement. (a) The Borrower and each Guarantor hereby confirms and agrees that (i) each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) to the extent any such Loan Document purports to assign or pledge to the Agent, or to grant to the Agent a Lien on any collateral as security for the Obligations of the Borrower or the Guarantors from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

(b) The Borrower and each Guarantor confirms and agrees that this Amendment shall constitute a Loan Document under the Financing Agreement and further confirms and agrees that any material misstatement or material omission of a representation or warranty contained herein and any failure to perform or comply with any covenant or agreement contained herein shall constitute an Event of Default under the Financing Agreement.

12. Miscellaneous. (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) The Borrower will pay on demand all reasonable fees, costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agent.

(e) This Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Financing Agreement or any other Loan Document and the Agent and the Lenders expressly reserve all of their rights and remedies under the Financing Agreement and the other Loan Documents, under applicable law or otherwise.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

COLUMBUS MCKINNON CORPORATION

By:	/S/ ROBERT L. MONTGOMERY
Name: Robert L. Montgomery
Title: Executive Vice President

GUARANTORS:

AUDUBON EUROPE SA.R.L.

By:	/S/ ROBERT L. MONTGOMERY
Name: Robert L. Montgomery
Title: Manager—Category A

By:	/S/ ROMAIN THILLENS
Name: Romain Thillens
Title: Manager—Category B

AUDUBON WEST, INC.

By:	/S/ ROBERT L. MONTGOMERY
Name: Robert L. Montgomery
Title: Vice President

CRANE EQUIPMENT & SERVICE, INC.

By:	/S/ ROBERT L. MONTGOMERY
Name: Robert L. Montgomery
Title: Vice President

YALE INDUSTRIAL PRODUCTS, INC.

By:	/S/ ROBERT L. MONTGOMERY
Name: Robert L. Montgomery
Title: Vice President

AGENT AND LENDER:

REGIMENT CAPITAL III, L.P.

By:	Regiment Capital Management, L.L.C., its General Partner

	By:	Regiment Capital Advisors, LLC its Manager

		By:	/S/ RICHARD T. MILLER
Name: Richard T. Miller
Title: Vice President

LENDERS:

ABLECO FINANCE LLC

By:	/S/ KEVIN P. GENDA
Name: Kevin P. Genda
Title: Senior Vice President

CITADEL EQUITY FUND LTD.

By:	Citadel Limited Partnership, its Portfolio Manager,

	By:	GLB Partners, L.P., its General Partner

		By:	Citadel Investment Group, L.L.C., its General Partner

			By:	/S/ LEVOYD E. ROBINSON
Name: Levoyd E. Robinson
Title: Managing Director

CITADEL CREDIT TRADING LTD.

By:	Citadel Limited Partnership, its Portfolio Manager,

	By:	GLB Partners, L.P., its General Partner

		By:	Citadel Investment Group, L.L.C., its General Partner

			By:	/S/ LEVOYD E. ROBINSON
Name: Levoyd E. Robinson
Title: Managing Director

ANNEX I

[See attached First Amendment to Working Capital Loan Agreement]